EXHIBIT 2.2



                      AGREEMENT AND PLAN OF REORGANIZATION

                           DATED AS OF APRIL 10, 1998

                                  BY AND AMONG

                             OEI INTERNATIONAL, INC.

                              PEI ACQUISITION, INC.

                           PETROCON ENGINEERING, INC.

                                       AND

                                 CERTAIN OF ITS

                                  STOCKHOLDERS

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                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made as of April 10, 1998, among OEI INTERNATIONAL, INC., a Delaware corporation ("OEI"), PEI ACQUISITION, INC., a Texas corporation and a wholly owned subsidiary of OEI ("NEWCO"), PETROCON ENGINEERING, INC., a Texas corporation (the "COMPANY"), and the persons listed on the signature pages of this Agreement under the caption "STOCKHOLDERS" (collectively, the "STOCKHOLDERS," and each of them, individually, a "STOCKHOLDER").

                             PRELIMINARY STATEMENTS

        The parties to this Agreement wish to effect a business combination pursuant to which:

                       (i) Newco will merge into the Company (the "MERGER") on
               the terms and subject to the conditions of this Agreement;

                       (ii) OEI, VIA mergers involving other OEI subsidiaries,
               will acquire the stock of all or some of the entities other than the Company identified in the accompanying Addendum I (each an "OTHER FOUNDING COMPANY" and, collectively with the Company, the "FOUNDING COMPANIES") under agreements similar to this Agreement entered into among the Other Founding Companies, their stockholders, OEI and other subsidiaries of OEI (collectively, the "OTHER AGREEMENTS"); and

                       (iii) OEI will effect a public offering of shares of its common stock.

        The respective boards of directors of OEI, Newco and the Company have approved and adopted this Agreement to effect a transaction involving a transfer of the nature described in Section 351 of the Code.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01.  CERTAIN DEFINED TERMS.   As used in this Agreement, the
following terms have the meanings assigned to them below in this Section 1.01:

               "AGREEMENT" means this Agreement, including the Disclosure Statement relating to this Agreement and all attached Schedules, Addendum, Annexes and Exhibits, as each of


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        them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

               "ALLIANCE GROUP" means Norbert C. Roobaert, David L. Hopson, Michael J. Mahoney, Jeffrey J. Jaffurs, Steven V. Schindler, Herbert W. Fortenberry, M. Duane Long, and Gregory W. Rhodes.

               "BUSINESS CORPORATION ACT" means the Texas Business Corporation Act.

               "CEILING AMOUNT" means $31,789,500.

               "CLOSING" has the meaning specified in Section 7.01(a).

               "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by OEI for the Closing, in which there shall be included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

               "COMPANY COMMON STOCK" means the common stock, $1.00 par value per share, of the Company.

               "COMPANY PREFERRED STOCK" means the preferred stock, $1.00 par value per share, of the Company.

               "COUNSEL FOR OEI AND NEWCO" means Porter & Hedges, L.L.P.

               "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Gardere & Wynne, L.L.P.

               "CURRENT BALANCE SHEET" means the audited balance sheet of the Company at December 31, 1997, which is included in the Initial Financial Statements.

               "CURRENT BALANCE SHEET DATE" means December 31, 1997.

               "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

               "DERIVATIVE SECURITY CONVERSION RATIO means 0.68060125.

               "DISCLOSURE STATEMENT" means the written statement executed, for identification purposes only, by an officer of the Company and delivered to OEI prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholders in this


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        Agreement or (b) it is confirmed that no exception is taken to that representation and warranty.

               "EXISTING EMPLOYMENT AGREEMENTS" mean the Employment Agreements between the Company and Thomas H. Noble, Willie E. Rigsby, Robert A. Marks, Norbert C. Roobaert and David L. Hopson, respectively, more fully described in Schedule 4.11.

               "EXISTING STOCK OPTION PLAN" means the Company's Amended and Restated Stock Option Plan dated September 20, 1996, as amended by Amendment No. 1 dated January 29, 1997, and Amendment No. 2 dated November 21, 1997.

               "FAMILY PARTNERSHIP AFFILIATE" means, with respect to M. L. Burrow Family Partnership, Ltd., The Lawrence J. Bradford Family Limited Partnership, Ltd. and The Olan Weeks Family Limited Partnership, Ltd., Michael L. Burrow, Lawrence J. Bradford and Olan B. Weeks, respectively.

               "FAMILY PARTNERSHIPS" means M. L. Burrow Family Partnership, Ltd., The Lawrence J. Bradford Family Limited Partnership, Ltd. and The Olan Weeks Family Limited Partnership, Ltd., each of which is a Stockholder.

               "INITIAL FINANCIAL STATEMENTS" means the audited balance sheets of the Company at December 31, 1997 and 1996 and the related audited statements of income, stockholders' equity and cash flows for each of the Company's three fiscal years in the three-year period ended December 31, 1997, together with the related audit report of Arthur Andersen LLP.

               "ISOs" means the currently outstanding employee incentive stock options for the purchase of an aggregate 596,053 shares of Company Common Stock granted under the Existing Stock Option Plan.

               "LIMITATION PERIOD" has the meaning specified in Section 11.18.

               "MAJORITY STOCKHOLDERS" means any Stockholder or combination of Stockholders who at the date of this Agreement own shares of Company Common Stock representing more than two-thirds of the total number of shares of Company Common Stock outstanding at the date of this Agreement.

               "MERGER CONSIDERATION" has the meaning specified in Section 2.04.

               "NEW EMPLOYMENT AGREEMENTS" means the Employment Agreements dated as of April 10, 1998, but to be effective as of the Closing, between the Company and Jimmie N. Carpenter, Douglas W. Eckols and Olan B. Weeks, respectively.

               "NEWCO" means PEI Acquisition, Inc., a Texas corporation.


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               "NSOs" means the currently outstanding employee nonqualified stock options for the purchase of an aggregate 532,925 shares of Company Common Stock granted under the Existing Stock Option Plan.

               "OEI" means OEI International, Inc., a Delaware corporation.

               "OEI ACQUISITION CANDIDATE" means any Entity engaged in the Practice of Engineering and which shall have been called on by any of the Company, OEI or a Subsidiary of the Company or OEI in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

               "OEI INCENTIVE PLAN" means the 1998 Incentive Plan of OEI.

               "OTHER STOCKHOLDERS" means at any time all Persons, other than the Stockholders, who own shares of Company Common Stock at such time.

               "OUTSTANDING DERIVATIVE SECURITIES" means collectively, the ISOs, NSOs and Warrants.

               "PARTIES" means the parties to this Agreement.

               "PRO RATA SHARE" means for each Stockholder and each Other Stockholder the fraction expressed as a percentage (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder or Other Stockholder immediately prior to the Effective Time, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders and all Other Stockholders immediately prior to the Effective Time.

               "RESPONSIBLE OFFICER" means either of Michael L. Burrow or Gary
        J. Coury.

               "RESTRICTED STOCKHOLDER" has the meaning specified in Section 10.01.

               "SCHEDULED AGREEMENTS" means the agreements described in Schedule 4.11.

               "STOCKHOLDER PRO RATA SHARE" means for each Stockholder the fraction expressed as a percentage (a) the numerator of which is the number of shares of outstanding Company Common Stock owned by that Stockholder immediately prior to the Effective Time, and (b) the denominator of which is the total number of shares of outstanding Company Common Stock owned by all Stockholders immediately prior to the Effective Time.

               "SHAREHOLDERS' AGREEMENT" means the Amended and Restated Shareholders' Agreement dated as of April 17, 1997, among the Company and each of the Stockholders and Other Stockholders.


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               "SUBSTITUTE DERIVATIVE SECURITIES" means collectively, the
        Substitute ISOs, Substitute NSOs and Substitute Warrants.

               "SUBSTITUTE ISOs" means employee incentive stock options to be issued pursuant to the OEI Incentive Plan for the purchase of shares of OEI Common Stock in exchange for the ISOs as provided in Section 2.07.

               "SUBSTITUTE NSOs" means employee nonqualified stock options to be issued pursuant to the Incentive Plan for the purchase of shares of OEI Common Stock in exchange for the NSOs as provided in Section 2.07.

               "SUBSTITUTE WARRANT AGREEMENT" means the Warrant Agreement in substantially the form of Exhibit 1.01-A to be entered into at the Closing among the Company, Willie E. Rigby and Robert A. Marks.

               "SUBSTITUTE WARRANTS" means the warrants for the purchase of OEI Common Stock to be issued pursuant to the Substitute Warrant Agreement in exchange for the Warrants as provided in Section 2.07.

               "SURVIVING CORPORATION" means the Company, which is to be designated in the Certificate of Merger as the surviving corporation of the Merger.

               "TERRITORY" has the meaning specified in Section 10.01(a).

               "THRESHOLD AMOUNT" means $847,700.

               "TRANSFER TAXES" has the meaning specified in Section 11.07.

               "TRANSFERORS' AGREEMENT" means the Transferors' Agreement and Plan of Transfer entered into as of April 10, 1998, among OEI, the Stockholders and the other Persons party thereto.

               "UNIFORM PROVISIONS" means the Uniform Provisions for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

               "WARRANTS" means the currently outstanding warrants for the purchase of an aggregate of 525,386 shares of Company Common Stock granted under the Warrant Agreement between the Company and Willie E. Rigby and Robert A. Marks dated October 17, 1996.

        Section 1.02. DEFINITIONS IN UNIFORM PROVISIONS. Capitalized terms used in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statements or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be.


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                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

        Section 2.01. CERTIFICATE OF MERGER. On the terms and subject to the conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of Texas.

        Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "EFFECTIVE TIME") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., eastern time, on the IPO Closing Date.

        Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Business Corporation Act, (b) Newco will cease to exist as a separate legal entity, (c) the certificate or articles of incorporation of the Company will be amended to change its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the Business Corporation Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of Texas, (e) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's certificate or articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with
(i) applicable law, in the case of the certificate or articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the Persons named in Schedule 2.03, who will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of Texas and the Charter Documents of the Surviving Corporation, and (g) the officers of the Surviving Corporation immediately following the Merger will be as set forth in Schedule 2.03, and each of the Persons so designated in Schedule 2.03 will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until his or her successor is duly elected to, and, if necessary, qualified for, that office.

        Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

               (a) the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, the amount of cash and the number of whole and fractional shares of OEI Common Stock, or the amount of cash only, set forth or determined as provided in Schedule 2.04 (the "MERGER CONSIDERATION"), (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;


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               (b) each share of Company Common Stock held in the treasury of the Company or by any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

               (c) each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on such conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06.

        Section 2.05.  DELIVERY, EXCHANGE AND PAYMENT.

               (a) At or after the Effective Time: (i) each Stockholder and each Other Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of his certificates to OEI (or any agent which may be appointed by OEI for purposes of this Section 2.05), receive, and OEI will pay and issue to each Stockholder and each Other Stockholder, in each case subject to the provisions of Section 2.06, the Merger Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of OEI Common Stock included in the Merger Consideration payable in respect of that certificate pursuant to Section 2.04 and the amount of cash payable in respect of that certificate pursuant to Section 2.04. All shares of OEI Common Stock issuable in the Merger will be deemed for all purposes to have been issued by OEI at the Effective Time. All cash included in the Merger Consideration shall be paid by OEI's company checks, certified or official bank checks, or wire transfers, at OEI's option. In the case of wire transfers, the transfers shall be to accounts designated by the respective Stockholders or Other Stockholders, as the case may be, at least five Business Days before the IPO Closing Date.

               (b) Each Stockholder will deliver to OEI (or any agent that may be appointed by OEI for purposes of this Section 2.05), on or before the IPO Closing Date, the certificates representing Company Common Stock owned by the Stockholder duly endorsed in blank by him, or accompanied by stock powers duly executed by him in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. In the event this Agreement is terminated pursuant to
        Article XII prior to the Effective Time, OEI or its agent will return all such certificates and other documents to the Stockholders. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.


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               (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to OEI Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which shares of OEI Common Stock have been issued in the Merger until the unsurrendered certificates are surrendered as provided herein, but (i) on such surrender, OEI will cause to be paid, to the Person in whose name the certificates representing such shares of OEI Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of OEI Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional shares pursuant to Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, OEI will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such number of whole shares of OEI Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions (or cash for and in lieu of fractional shares) on surrender of outstanding certificates.

        Section 2.06. FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no fractional shares of OEI Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of OEI Common Stock but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of OEI Common Stock multiplied by $12.

        Section 2.07.  TREATMENT OF DERIVATIVE SECURITIES.

               (a) EXCHANGE. Schedule 2.07 accurately sets forth each Derivative Security outstanding on the date hereof, the name of the holder of such Derivative Security, the number of shares of Company Common Stock covered by such Derivative Security and the exercise price and expiration date of such Derivative Security. Each ISO, NSO and Warrant outstanding at the Effective Time shall be exchanged for a Substitute ISO, Substitute NSO and Substitute Warrant, respectively, which will entitle the holder of such Derivative Security to purchase a number of shares (rounded to the nearest whole share) of OEI Common Stock equal to the number of shares of Company Common Stock subject to the Derivative Security for which such Substitute Derivative Security is being exchanged multiplied by the Derivative Security Conversion Ratio. The exercise price per share of OEI Common Stock for each Substitute Derivative Security shall be an amount (rounded to the nearest whole cent) equal to the exercise price applicable to the Outstanding Derivative Security for which such Substitute Derivative Security is being exchanged divided by the Derivative Security Conversion Ratio. Each Substitute Derivative Security will have the same expiration date, and shall contain substantially the same terms (other than the exercise price), as the Derivative Security for which such Substitute Derivative Security is being exchanged. Each Substitute ISO and each Substitute NSO will be subject in all respects to


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        the terms of the Incentive Plan. Each of the Substitute Warrants will be issued pursuant to, and will be subject in all respects to the terms of, the Substitute Warrant Agreement.

               (b) CONSENT TO EXCHANGE. By execution of this Agreement, each Stockholder and each Family Partnership Affiliate who is the holder of Outstanding Derivative Securities agrees that each such Outstanding Derivative Security which is outstanding at the Effective Time will be exchanged for a Substitute Derivative Security in accordance with the terms of Section 2.07(a). On or before the date hereof, each Person who holds one or more Outstanding Derivative Securities and who is not a Stockholder has agreed in writing that each such Outstanding Derivative Security will be exchanged for a Substitute Derivative Security in accordance with the terms of Section 2.07(a). The Company has delivered a true and correct copy of each such written agreement to OEI.

        Section 2.08. SPECIAL MEETING. The Company hereby agrees to call a special meeting of the holders of the Company Common Stock to be held to vote upon the Merger. The Company will use its best efforts to hold such meeting no later than 25 days after the date of this Agreement. The Company will recommend approval of the Merger. The notice of such special meeting shall state that any holder of Company Common Stock who is an Other Stockholder is or may be entitled to assert dissenters' rights under Article 5.11 of the Business Corporation Act, and the Company shall provide to each Other Stockholder entitled to vote at the special meeting of copy of such Subtitle and a copy of this Agreement or a summary of this Agreement. By execution of this Agreement, each of the Stockholders hereby waives its right to assert dissenter's rights under Article
5.11 of the Business Corporation Act.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

        Section 3.01. BY EACH STOCKHOLDER. Each Stockholder, severally as to himself or herself only, represents and warrants to OEI that all the following representations and warranties in this Article III are true and correct:

               (a) (i) the Stockholder will be acquiring the shares of OEI Common Stock to be issued to him pursuant to Section 2.04 solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute, sell or otherwise dispose of any of those shares in connection with any distribution; (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of OEI Common Stock other than this Agreement, the Transferors' Agreement and the Registration Rights Agreement; (iii) unless otherwise specified on Schedule 3.01, the Stockholder is an "accredited investor" as defined in Securities Act Rule 501 (a); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the OEI Common Stock to be acquired by him pursuant to this Agreement, (B) can afford to sustain a total loss of that investment,
        (C) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the OEI Common Stock, (D)


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        has had an adequate opportunity to ask questions and receive answers from the officers of OEI concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of OEI, the plans for the operations of the business of OEI, the business, operations and financial condition of the Other Founding Companies and any plans of OEI for additional acquisitions, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to his satisfaction; (v) if such Stockholder is a Family Partnership, such Family Partnership was organized for estate planning and other purposes and was not organized for the specific purpose of acquiring shares of OEI Common Stock; and

               (b) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE STOCKHOLDERS

        Section 4.01. BY THE COMPANY AND EACH STOCKHOLDER. The Company and each Stockholder jointly and severally represent and warrant to, and agree with, OEI that all the following representations and warranties in this Article IV are true and correct:

               (a) the Organization State of the Company is the State of Texas, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State and (ii) has the corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted;

               (b) the authorized Capital Stock of the Company is comprised of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock; of which, as of the date hereof, 4,591,828 shares of Company Common Stock have been issued and are now outstanding and 1,725,386 shares have been reserved for issuance upon exercise of Derivative Securities; no shares of Company Preferred Stock are outstanding; no shares of Company Common Stock or Company Preferred Stock are held by the Company as treasury shares; and

               (c) as of the date hereof, the Stockholders own, in the aggregate, 96.26% of the issued and outstanding shares of the Company Common Stock;

               (d) the obligation of the Company to issue options pursuant to
        Section 1.9 of the Stock Purchase Agreement between the Company, Willie
        E. Rigsby and Robert A. Marks has been satisfied, no additional options are to be issued pursuant to such Section 1.9 and the


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        options issued pursuant to such Section 1.9 are included in the
        Outstanding Derivative Securities, have been validly exercised for Company Common Stock or have expired;

               (e) each of the Stockholders who is a party to one of the employment agreements identified in Section 4.26(j) of the Disclosure Statement hereby agrees that neither the Merger nor any transaction contemplated hereby (including but not limited to the Mergers with the Other Founding Companies and the IPO) will constitute a "change in control" for purposes of those employment agreements or give rise to a right to terminate such Stockholder's employment "for good reason" pursuant to those employment agreements; and

               (f) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct (except that the representation in Section 4.03(a) with respect to the due authorization of this Agreement is subject to the requirement that stockholder approval of the Merger be obtained at the special meeting to be held pursuant to Section 2.08), and the agreements set forth therein are agreed to. References to "Stockholder" or "Stockholders" shall mean "Stockholder or Other Stockholder" or "Stockholders or Other Stockholders," as the case may be, in Sections 4.16, 4.18(a), 4.19(a), 4.26(a), 4.30(f) and 4.30(g) of the Uniform Provisions and in the definition of the term "Related Person" in Section 1.02 of the Uniform Provisions. The reference to "Stockholders" shall mean "Stockholders and Other Stockholders" in Section 4.30(d) of the Uniform Provisions.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF OEI AND NEWCO

        Section 5.01. BY OEI AND NEWCO. OEI and Newco jointly and severally represent and warrant to the Company and each Stockholder that all the following representations and warranties in this Article V are true and correct: (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (b) no Derivative Securities of Newco are outstanding, (c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger, and (d) the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct. The reference to the term "the Stockholders" in Section 5.10 of the Uniform Provision shall be deemed to be a reference to "the Stockholders and the Other Stockholders."

                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

        Section 6.01. OF EACH PARTY. Until the Effective Time, subject to the waiver provisions of Section 11.05, each Party will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this


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reference) to be performed or observed by that Party. References to
"Stockholder" or "Stockholders" shall mean "Stockholder or Other Stockholder" or "Stockholders or Other Stockholders," as the case may be, in Section 6.04(f) of the Uniform Provisions and the second and fourth times either such term is used in Section 6.08 of the Uniform Provisions.

                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

        Section 7.01.  THE CLOSING AND CERTAIN CONDITIONS.

               (a) THE CLOSING. On or before the IPO Pricing Date, the Parties will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act,
        (A) the execution of a Certificate of Merger meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate of Merger with the Secretary of State of the State of Texas), (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the Parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "CLOSING"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as OEI shall specify by written notice to either Responsible Officer. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Merger Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01 (b)(i).

               (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of all the conditions set forth in Sections 7.02(a) and 7.03. The obligations of the Stockholders with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions:
        (i) the Transferors' Agreement and each of the New Employment Agreements then shall be in full force and effect; (ii) at the special meeting of the holders of the Company Common Stock to be held pursuant to Section
        2.07 of this Agreement, the holders of at least two-thirds of the outstanding shares of voting Company Common Stock shall have approved the Merger and the plan of merger described in this Agreement; and (iii) all the conditions set forth in Sections 7.02(b) and 7.03.

               (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF OEI AND NEWCO. The obligations of OEI and Newco with respect to actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions: (i) the Company shall have delivered to OEI a copy of the articles or certificate of incorporation, as amended to the date of the Closing and certified by the Secretary of State of the State of Texas as of a Current Date, of the Company; (ii) at the special meeting of the holders of the Company Common Stock to be held pursuant to Section 2.07 of this Agreement, the holders of at least two-thirds majority of the outstanding shares of voting Company Common Stock shall have approved the Merger and the plan of merger described in this Agreement; and (iii) all the conditions set forth in Sections 7.02(a) and 7.04(a).

               (d) CERTAIN CONDITIONS TO BE MET BY IPO CLOSING DATE. The obligations of OEI and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) the Transferors' Agreement and each of the New Employment Agreements then shall be in full force and effect; and (ii) all the conditions set forth in Sections 7.02(b) and 7.04(b).

               (e) INCORPORATION OF ARTICLE VII OF UNIFORM PROVISIONS. The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

        Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each Party (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that Party.

                                   ARTICLE IX

                                 INDEMNIFICATION

        Section 9.01. INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of
Article IX of the Uniform Provisions hereby is incorporated herein by this reference. For purposes of Sections 9.03(a) and 9.03(d), the term "Stockholders" shall be deemed to refer to "Stockholders and Family Partnership Affiliates." For purposes of Section 9.07(a), the term "Stockholder Pro Rata Share" shall be substituted for the term "Pro Rata Share." For purposes of Section 9.07(b), the Ceiling Amount shall be 96.28% of the amount determined as the Ceiling Amount for other purposes in this Agreement and the Uniform Provisions.

                                   ARTICLE X

                           LIMITATIONS ON COMPETITION

        Section 10.01. PROHIBITED ACTIVITIES. Each Stockholder identified on
Schedule 10.01 (each a "Restricted Stockholder") and, in the case of paragraphs
(b) and (d) below of this Section 10.01, each Stockholder, severally agrees that he will not during the period beginning on the date hereof and ending on the third anniversary of the date hereof, directly or indirectly, for any reason, for his own account or on behalf of or together with any other Person:

               (a) engage as an officer, director or in any other managerial capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, in any business engaged in the Practice of Engineering in competition with the Company, any Company Subsidiary or OEI or any Subsidiary of OEI (OEI and its Subsidiaries collectively being called "OEI" for purposes of this
        Article X) within any territory surrounding any office or facility (each a "facility") in which any of the Company or the Company Subsidiaries was engaged in business on the date hereof or immediately prior to the Effective Time (for purposes of this Article X, the territory surrounding a facility shall be: (i) the city, town or village in which the facility is located, (ii) the county or parish in which the facility is located, (iii) the counties or parishes contiguous to the county or parish in which the facility is located, and (iv) the area located within 100 miles of the facility, all of such locations being herein collectively called the "TERRITORY");

               (b) call on any natural Person who is at that time employed by the Company, any Company Subsidiary or OEI with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary or OEI, provided that a Stockholder may call on and hire any of his Immediate Family Members;

               (c) call on any Person that at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary or OEI within the Territory, (i) for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary or OEI within the Territory and (ii) with the knowledge of the customer relationship; or

               (d) call on any OEI Acquisition Candidate, with the knowledge of that Person's status as an OEI Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than OEI.

Notwithstanding the foregoing, any Restricted Stockholder may own and hold as a passive investment up to 1% of a class of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is publicly traded.

        Section 10.02. DAMAGES. Because of the difficulty of measuring economic losses to OEI as a result of any breach by a Restricted Stockholder or any other Stockholder of his covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to OEI for which it would have no other adequate remedy, each Restricted Stockholder (and, in the case of paragraphs (b) and (d) of Section 10.01, each Stockholder) agrees that OEI may enforce the provisions of Section 10.01 by injunctions and restraining orders against the Restricted Stockholder or Stockholder, as the case may be, if he breaches any of those provisions.

        Section 10.03. REASONABLE RESTRAINT. The Parties each agree that Sections 10.01 and 10.02 impose a reasonable restraint on the Restricted Stockholder or Stockholders, as the case may be, in light of the activities and business of OEI on the date hereof, the current business plans of OEI and the investment by each Stockholder in OEI as a result of the Merger.

        Section 10.04. SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate. The unenforceability of any specific covenant in this Article X is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction determines that the scope, time or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Restricted Stockholder or Stockholder, as the case may be, the Parties, including the Restricted Stockholder or Stockholder in question, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Restricted Stockholder or Stockholder, as the case may be, and any other Restricted Stockholder or Stockholder, as the case may be, similarly situated.

        Section 10.05. INDEPENDENT COVENANT. All the covenants in this Article X are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Restricted Stockholder or Stockholder against OEI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by OEI of any covenant in this Article X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Restricted Stockholder and Stockholder by excluding from that computation any time during which the Restricted Stockholder or Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision of this Agreement by any Party.

        Section 10.06. MATERIALITY. The Company and each Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated by this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each Party will comply with each covenant for which provision is made in Section 11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference) to be performed or observed by that Party.

        Section 11.02. RESTRICTIONS ON TRANSFERS OF OEI COMMON STOCK.

               (a) During the two-year period ending on the second anniversary of the IPO Closing Date (the "RESTRICTED PERIOD"), no Stockholder voluntarily will: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of OEI Common Stock received by any Stockholder in the Merger (including but not limited to shares issued or to be issued pursuant to any of the Substitute Derivative Securities received by such Stockholder pursuant to Section 2.07(a)) or (B) any interest in (including any option to buy or sell) any such shares of OEI Common Stock, in whole or in part, and OEI will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of OEI Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of OEI Common Stock acquired pursuant to Section 2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); PROVIDED, HOWEVER, that this Section 11.02 shall not restrict any transfer of OEI Common Stock acquired by a Stockholder pursuant to Section 2.04 to any of that Stockholder's Related Persons who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the OEI Common Stock delivered to each Stockholder pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as OEI may deem necessary or appropriate:

               EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON [DATE THAT IS THE SECOND ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

               (b) Each Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of OEI Common Stock to be delivered to him pursuant to Section 2.04 (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by him without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of OEI Common Stock, and (ii) covenants that none of the shares of OEI Common Stock issued to him pursuant to Section 2.04 will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of OEI Common Stock issued pursuant to
        Section 2.04 will bear the following legend in addition to the legend prescribed by Section 11.02(a):

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT ACT AND OTHER APPLICABLE SECURITIES LAWS.

        In addition, certificates evidencing shares of OEI Common Stock issued to each Stockholder pursuant to Section 2.04 will bear any legend required by (i) the securities or blue sky laws of the state in which that Stockholder resides or (ii) the Underwriter in connection with any agreement of that Stockholder with the Underwriter to the effect set forth in Section 11.02(a).

        Section 11.03. BROKERS AND AGENTS. The Stockholders jointly and severally represent and warrant to OEI that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify OEI against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

        Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of its Parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the Parties, the successors of OEI, and the heirs and legal representatives of the Stockholders (and, in the case of any trust, the successor trustees of the trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX, or as otherwise provided expressly herein or therein.

        Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement and the documents delivered pursuant to it constitute the entire agreement and understanding among the Parties and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, the amendment, modification, supplement or waiver is in writing and signed by the Majority Stockholders, the Company and OEI. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

        Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

        Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) OEI will pay the fees, expenses and disbursements of OEI and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments to this Agreement including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by OEI and Newco under this Agreement, including the costs of preparing the Registration Statement, (b) the Company may pay any fees, expenses and disbursements of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date, up to a maximum of $40,000 in the aggregate, and (c) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "TRANSFER TAXES") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements in excess of $40,000 in the aggregate of Counsel for the Company and the Stockholders incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company, OEI or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

        Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Business Day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate Party or Parties, at the address of such Party set forth below (or at such other address as such party may designate by written notice to all other Parties in accordance herewith):

                       (i)   if to OEI or Newco, addressed to it at:

                             OEI International, Inc.
                             2727 North Loop West, Suite 400
                             Houston, Texas 77009
                             Attn.: Michael L. Burrow,
                                    Chief Executive Officer
                             Telecopy No.: (713) 880-6300

               with copies (which shall not constitute notice for purposes of this Agreement) to:

                             Porter & Hedges, L.L.P.
                             700 Louisiana, 35th Floor
                             Houston, Texas 77002-2764
                             Attn:  James M. Harbison, Jr.
                             Telecopy No.: (713) 226-1331

                       (ii) if to the Stockholders, addressed to them at their
               respective addresses set forth in Schedule 2.04; and

                       (iii) if to the Company, addressed to it at:

                             Petrocon Engineering, Inc.
                             3155 Executive Blvd.
                             Beaumont, Texas 77705
                             Attn: M.L. Burrow, Chairman/CEO
                             Telecopy No.: (409) 840-2420

               with copies (which shall not constitute notice for purposes of this Agreement) to:

                             Gardere & Wynne
                             1601 Elm Street, Suite 3000
                             Dallas, Texas 75201
                             Attn: Gary Clark
                             Telecopy No.: (214) 999-4667

        SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF: PROVIDED, HOWEVER, THAT MATTERS PERTAINING SOLELY TO THE LEGALITY AND EFFECTUATION OF THE MERGER SHALL BE GOVERNED BY THE BUSINESS CORPORATION ACT.

        Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default hereunder by any other Party shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

        Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

        Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

        Section 11.13. REMEDIES CUMULATIVE. Except as otherwise provided in
Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

        Section 11.14. RESPECTING THE IPO. Each of the Company and the Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither OEI or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that OEI will use its reasonable best efforts to cause the Registration Statement to become effective prior to October 31, 1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to OEI or the IPO. The Underwriter shall have no obligation to any of the Company and the Stockholders with respect to any disclosure contained in the Registration Statement.

        SECTION 11.15. APPOINTMENT OF PROXIES. EACH STOCKHOLDER HEREBY IRREVOCABLY APPOINTS, CONSTITUTES AND NOMINATES EACH OF GARY L. FORBES AND TRACY
H. COHEN AND EACH OF THEM ACTING SEPARATELY, THE TRUE AND LAWFUL ATTORNEY AND PROXY FOR THE STOCKHOLDER, WITH FULL POWER OF SUBSTITUTION, IN THE NAME, PLACE AND STEAD OF THE STOCKHOLDER, TO VOTE, AT THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD PURSUANT TO SECTION 2.08 OF THIS AGREEMENT, AND ANY ADJOURNMENT OR POSTPONEMENT OF SUCH SPECIAL MEETING, ALL SHARES OF COMPANY COMMON STOCK WHICH ARE REGISTERED IN THE NAME OF THE STOCKHOLDER ON THE STOCK TRANSFER RECORDS OF THE COMPANY, IN

FAVOR OF THE MERGER AND THE PLAN OF MERGER DESCRIBED IN THIS AGREEMENT. EACH STOCKHOLDER IS GRANTING THE PROXY AND THE POWERS AND AUTHORITIES GRANTED IN THIS
SECTION 11.15 IN CONSIDERATION OF OEI'S AND NEWCO'S EXECUTION OF THIS AGREEMENT AND THEIR AGREEMENT TO CONSUMMATE THE MERGER AND PAY THE MERGER CONSIDERATION, AND IN CONSIDERATION OF EACH OTHER STOCKHOLDERS' EXECUTION OF THIS AGREEMENT. EACH STOCKHOLDER ACKNOWLEDGES AND AGREES THAT THE PROXY GRANTED BY THE STOCKHOLDER UNDER THIS SECTION 11.15 IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST IN THAT (I) OEI AND NEWCO ARE UNWILLING TO EXECUTE AND DELIVER THIS AGREEMENT UNLESS EACH STOCKHOLDER GRANTS THE PROXY, (II) THE MERGER IS IN THE BEST INTERESTS OF THE COMPANY AND WILL BENEFIT BOTH THE COMPANY AND ALL STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW, AND (III) ALL OF THE OTHER STOCKHOLDERS WISH TO BE ASSURED THAT THE MERGER WILL BE APPROVED. ALL PREVIOUS PROXIES TO VOTE SHARES OF COMPANY COMMON STOCK OWNED BY A STOCKHOLDER ARE HEREBY REVOKED BY THAT STOCKHOLDER.

        Section 11.16. ALLIANCE GROUP. Each member of the Alliance Group hereby waives his right to any further adjustment at or after the Effective Time to the number of shares of Company Common Stock owned by him pursuant to Section 1.8 of the Agreement and Plan of Merger dated as of January 31, 1997, among the Company, Energy Integration Services, Inc., Alliance Engineering Associates Incorporated and the Alliance Group.

        Section 11.17. FAMILY PARTNERSHIP AFFILIATES. Each Family Partnership Affiliate hereby agrees that he shall be liable for, and obligated to perform, each representation, warranty, covenant, indemnity obligation and each other agreement and undertaking of the Family Partnership of which such Person is a Family Partnership Affiliate to the same extent, and subject to the same qualifications and limitations, as if such Family Partnership Affiliate were named in this Agreement as a Stockholder in the place and stead of such Family Partnership. The obligations of each Family Partnership and the Family Partnership Affiliate thereof shall in all respects be joint and several, and any right or obligation which any Party would be entitled to enforce against any Family Partnership may be enforced directly against the Family Partnership Affiliate of such Family Partnership as a direct and primary obligation of such Family Partnership Affiliate.

        Section 11.18. SUSPENSION AND TERMINATION OF SHAREHOLDERS' AGREEMENT. The outstanding shares of the Company Common Stock are subject to the Shareholders' Agreement which provides, INTER ALIA, options to purchase and to sell shares of the Company Common Stock upon the occurrence of certain events specified therein. The Company and the Stockholders agree that:

               (a) at the Effective Time, the Shareholders' Agreement shall be terminated without any further action on the part of any party thereto;

               (b) the execution and delivery of this Agreement by the Company and the Stockholders shall not be affected by, or constitute a breach of or default under, the Shareholders' Agreement;

               (c) if at the date hereof there has began to run, or if after the date hereof and prior to the Effective Time there shall begin to run, any period of time (herein called a

        "LIMITATION PERIOD") within which any party bound by or entitled to the benefits of, or whose shares of the Common Stock are subject to, the Shareholders' Agreement must, under the terms of the Shareholders' Agreement, give any notice, offer such shares for sale, accept any offer to purchase any such shares, purchase shares, make any election or take any other action in order to preserve or maintain any right or benefit of such party, then such Limitation Period shall cease to run and shall be tolled as of the date of this Agreement, or, in the case of any Limitation Period beginning after the date hereof, shall not begin to run, unless and until such Limitation Period shall be resumed and reinstated as provided in the following Section 11.18(e);

               (d) so long as any Limitation Period is tolled pursuant to
        Section 11.18(c), no party to the Shareholders' Agreement may exercise any right or option such party would otherwise have but for the provisions of this Section 11.18; and

               (e) if this Agreement is terminated pursuant to Article XII, then as of the close of business on the date this Agreement is so terminated, the provisions of this Section 11.18 shall terminate and any Limitation Period shall resume and be reinstated or shall commence, as the case may be, ten days following such termination, and promptly thereafter, the Company shall notify each of the parties to the Shareholders' Agreement that the provisions of this Section 11.18 have terminated.

By their execution and delivery of this Agreement, pursuant to Section 20 of the Shareholders' Agreement, the Company and the Stockholders (who hold more than 67% of the shares of Capital Stock subject to the Shareholders' Agreement) hereby amend the Shareholders' Agreement as set forth in this Section 11.18.

                                   ARTICLE XII

                                   TERMINATION

        Section 12.01. TERMINATION OF THIS AGREEMENT.

               (a) This Agreement may be terminated at any time prior to the Closing solely:

                       (i) by the mutual written consent of OEI and the Company;

                       (ii) by the Majority Stockholders or the Company, on the
               one hand, or by OEI, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by October 31, 1998, unless the failure of such transactions to be consummated results from the willful failure of the Party (or in the case of the Stockholders and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by that Party prior to or at the Closing or thereafter on the IPO Closing Date;

                       (iii) by the Majority Stockholders or the Company, on the
               one hand, or by OEI, on the other hand, if a material breach or default shall be made by the other Party (or in the case of the Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                       (iv) by OEI if it is entitled to do so as provided in
               Section 6.07;

               (b) This Agreement may be terminated after the Closing solely:

                       (i) by OEI or the Company if the Underwriting Agreement
               is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                       (ii) automatically and without action on the part of any
               party hereto if the IPO is not consummated within 15 Business Days after the date of the Closing.

               (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section 12.01 after the Certificate of Merger has been filed with the Secretary of State of the State of Texas, but before the IPO has been consummated, OEI will take all actions that Counsel for the Company and the Stockholders advises OEI are required by the applicable laws of the State of Texas to rescind the Merger.

        Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any Party except (a) as provided in Section 11.07, (b) to the extent that such liability is based on the breach of that Party of any of its or his representations, warranties or covenants set forth in of this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                            OEI INTERNATIONAL, INC.

                            By: /s/ MICHAEL L. BURROW
                                    Michael L. Burrow, Chief Executive Officer

                            PEI ACQUISITION, INC.

                            By: /s/ MICHAEL L. BURROW
                                    Michael L. Burrow,  President

                              PETROCON ENGINEERING, INC.

                              By: /s/ GARY J. COURY
                                 Gary J. Coury, President

                                  STOCKHOLDERS:

                                 /s/ TERRY D. ALLEN
                                     Terry D. Allen

                                 /s/ FAHAD AL-TAMIMI
                                     Fahad Al-Tamimi

                                 /s/ BLAKE BERGMAN
                                     Blake Bergman

                                 The Lawrence J. Bradford Family Limited
                                 Partnership, Ltd.
                                 By: Lawrence J. Bradford Family L.L.C., General
                                     Partner

                              By: /s/ LAWRENCE J. BRADFORD
                                      Lawrence J. Bradford, Manager

                                 M. L. Burrow Family Partnership, Ltd.
                                 By:  M. L. Burrow Family, L.L.C., General
                                      Partner

                              By: /s/  MICHAEL L. BURROW
                                       Michael L. Burrow, Manager

                                  /s/ JIMMIE NEAL CARPENTER
                                      Jimmie Neal Carpenter

                                  /s/ RONALD J. CHAPMAN
                                      Ronald J. Chapman

                                 /s/ GARY J. COURY
                                     Gary J. Coury

                                 /s/ DOUGLAS W. ECKOLS
                                     Douglas W. Eckols

                                 /s/ HERBERT W. FORTENBERRY
                                     Herbert W. Fortenberry

                                 /s/ DAVID L. HOPSON
                                     David L. Hopson

                                 /s/ JEFFREY J. JAFFURS
                                     Jeffrey J. Jaffurs

                                 /s/ ROBERT KNOST
                                     Robert Knost

                                 /s/ M. DUANE LONG
                                     M. Duane Long

                                 /s/ MICHAEL J. MAHONEY
                                     Michael J. Mahoney

                                 /s/ THOMAS NOBLE
                                     Thomas Noble

                                 /s/ HUGH E. PARSONS
                                     Hugh E. Parsons

                                 /s/ LARRY PRESSWOOD
                                     Larry Presswood

                                 /s/ ROBERT W. RAIFORD
                                     Robert W. Raiford

                                 /s/ GREGORY W. RHODES
                                     Gregory W. Rhodes

                                 /s/ NORBERT C. ROOBAERT
                                     Norbert C. Roobaert

                                /s/ STEVEN V. SCHINDLER
                                    Steven V. Schindler

                                /s/ BRIAN J. SHAWCROSS
                                    Brian J. Shawcross

                                /s/ DAVID W. SMITH
                                    David W. Smith

                                /s/ OWEN VAUGHN, JR.
                                    Owen Vaughn, Jr.

                                /s/ BYRON WALKER, SR.
                                    Byron Walker, Sr.

                                /s/ LOWELL WALKER
                                    Lowell Walker

                                 The Olan Weeks Family Limited Partnership, Ltd.
                                 By: Olan Weeks Family, L.L.C., General Partner

                                By: /s/ OLAN B. WEEKS
                                        Olan B. Weeks, Manager

                         FAMILY PARTNERSHIP AFFILIATES:

                                  /s/ MICHAEL L. BURROW
                                      Michael L. Burrow

                                 /s/ LAWRENCE J. BRADFORD
                                     Lawrence J. Bradford

                                /s/  OLAN B. WEEKS
                                     Olan B. Weeks

                                   ADDENDUM 1
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                              OEI Engineering, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

        (2)    The Founding Companies are:

                       Chemical & Industrial Engineering, Inc.
                       Gulsby Engineering, Inc.
                       Paulus, Sokolowski and Sartor, Inc.
                       Petrocon Engineering, Inc.
                       W-Industries, Inc.

                                  SCHEDULE 2.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                              OEI Engineering, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used therein as therein defined.

        (2) The directors of the Surviving Corporation immediately after the Effective Time are as follows:

                       Michael L. Burrow
                       Gary J. Coury
                       Rick Berry
                       Willie E. Rigsby
                       Norbert C. Roobaert

        (3) The officers of the Surviving Corporation immediately following the Effective Time are as follows:

Michael L. Burrow                        Chairman of the Board, Chief Executive
                                         Officer
Gary J. Coury                            President, Chief Operating Officer
Robert W. Raiford                        Executive Vice President, Chief
                                         Financial Officer, Secretary, Treasurer
Thomas H. Noble                          Executive Vice President
Dana W. Swindler                         Vice President-Mergers & Acquisitions
Jimmie N. Carpenter                      Executive Vice President
Douglas W. Eckols                        Senior Vice President
Olan B. Weeks                            Senior Vice President

                                  SCHEDULE 2.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                              OEI Engineering, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

        (2) The name and address of each Stockholder are as follows:

  NAME                                                                   ADDRESS
Stockholders:
   Terry D. Allen                                       Box 2281-134 Sherwood Tail, Silsbee, Texas 77656
   Fahad Al-Tamimi                                      Salah Al-Din Al Ayyoubi District, Riyadh 11451 Saudi Arabia
   Blake Bergman                                        3159 Sandalwood, Port Neches, Texas 77651
   The Lawrence J. Bradford Family Limited
     Partnership, Ltd.                                  990.Stacewood Drive, Beaumont, Texas 77706
   M.L. Burrow Family Partnership, Ltd.                 7955 Shire Lane, Beaumont, Texas 77706
   Jimmie Neal Carpenter                                5935 Ventura, Beaumont, Texas 77706
   Ronald J. Chapman                                    890 Nantucket, Beaumont, Texas 77706
   Gary J. Coury                                        503 Audobon, League City, Texas 77373
   Douglas W. Eckols                                    2215 Edson Drive, Beaumont, Texas 77706
   Herbert W. Fortenberry                               1915 Mission Creek, Houston, Texas 77084
   David L. Hopson                                      12546 Saracen, Cypress, Texas 77429
   Jeffrey J. Jaffurs                                   1111 Cascade Creek, Katy, Texas 77450
   Robert Knost                                         4595 Brookhollow, Vidor, Texas 77662
   M. Duane Long                                        13726 Senca Park Drive, Houston, Texas 77077
   Michael J. Mahoney                                   15806 Juneau Lane, Houston, Texas 77040
   Thomas H. Noble                                      5990 Pinkstaff Lane, Beaumont, Texas 77706
   Hugh E. Parsons                                      5514 Cherry Ridge Road, Richmond, Texas 77469-9630
   Larry Presswood                                      16502 Rawhide Trail, Cypress, Texas 77429
   Robert W. Raiford                                    15123 Greenleaf Lane, Houston, Texas 77062
   Gregory W. Rhodes                                    12510 Twin Sisters, Cypress, Texas 77429
   Norbert C. Roobaert                                  406 Rennie Drive, Katy, Texas 77450
   Steven V. Schindler                                  10415 Ivyridge, Houston, Texas 77043
   Brian J. Shawcross                                   P.O. Box 212 Dhahran Airport, 31932 Al-Khobar, Saudi Arabia
   David W. Smith                                       12028 Crestwood, Lumberton, Texas 77657
   Owen Vaughn, Jr.                                     Route 6, Box 384C, Silsbee, Texas 77656
   Bryon Walker, Sr.                                    1208 South 23rd Street, Nederland, Texas 77627
   Lowell Walker, Sr.                                   3116 Memphis Avenue, Nederland, Texas 77627
   The Olan Weeks Family Limited Partnership, Ltd.      1001 Beverly, Orange, Texas 77630

        (3) The aggregate Merger Consideration payable to Stockholders and Other Stockholders shall be comprised of (i) $12,715,786 cash (the "Cash Consideration") and (ii) 2,118,888 shares (the "Merger Shares") of OEI Common Stock.

        (4) Each Other Stockholder will receive an amount of cash equal to the product obtained by multiplying (i) the Pro Rate Share of such Other Stockholder times (ii) the sum of (a) the Cash Consideration plus (b) the product obtained by multiplying the Merger Shares times the IPO Price. Other Stockholders will not receive any of the Merger Shares.

        (5) Each Stockholder will receive his Stockholder Pro Rata Share of the Cash Consideration remaining after payment of the cash to be paid to the Other Stockholders pursuant to the preceding paragraph and his Stockholder Pro Rata Share of the Merger Shares.

                                  SCHEDULE 2.07
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.07 are used herein as therein defined.

        (2) Set forth below is a list of each outstanding Derivative Security which accurately lists the name of the holder of such Derivative Security and the number of shares of Company Common Stock covered by such Derivative Security and the exercise price and expiration date of each such Derivative Security:

                         EXISTING DERIVATIVE SECURITIES

           NAME      TYPE      NO. OF SHARES   EXERCISE PRICE    EXPIRATION DATE
           ----      ----      -------------   --------------    ---------------
M.L. Burrow           NSO              4,000        4.44             01-Apr-03
J.N. Carpenter        NSO              4,000        4.44             01-Apr-03
D.W. Eckols           NSO              4,000        4.44             01-Apr-03
T.D. Allen            NSO              2,800        4.44             01-Apr-03
R.J. Chapman          NSO              2,400        4.44             01-Apr-03
R. Knost              NSO              2,400        4.44             01-Apr-03
R. Bell               NSO                750        4.44             01-Apr-04
D.W. Smith            NSO              2,400        4.44             01-Apr-03
O.G. Vaughn           NSO              3,000        4.44             01-Apr-03
L.J. Walker           NSO              2,300        4.44             01-Apr-03
G.A. Abshire          NSO                200        4.44             01-Apr-03
J.W. Aiena            NSO              1,550        4.44             01-Apr-03
W.B. Bergman          NSO                900        4.44             01-Apr-03
M.D. Blount           NSO                800        4.44             01-Apr-03
D.M. Brown            NSO                325        4.44             01-Apr-03
W.A. Campbell         NSO                300        4.44             01-Apr-03
D. Canizaro           NSO                325        4.44             01-Apr-03
J.W. Carothers        NSO              1,450        4.44             01-Apr-03
R.G. Chapman          NSO                800        4.44             01-Apr-03
R.J. Cook             NSO                200        4.44             01-Apr-03
G.J. Coury            NSO              5,000        4.44             01-Apr-03
G.J. Coury            NSO            190,896        4.44             19-Sept-06
G.J. Coury            ISO            153,850        6.50             18-Sept-06
D.R. Crim             NSO              1,450        4.44             01-Apr-03
K.L. Douglas          NSO                275        4.44             01-Apr-03

                         EXISTING DERIVATIVE SECURITIES

           NAME      TYPE      NO. OF SHARES   EXERCISE PRICE    EXPIRATION DATE
           ----      ----      -------------   --------------    ---------------
M.D. Duhon            NSO              2,000       4.44             01-Apr-03
S.G. Erickson         NSO                300       4.44             01-Apr-03
L.W. Faulk            NSO              1,450       4.44             01-Apr-03
L.W. Faulk            NSO              1,344       4.44             01-Apr-06
A.F. Gardner          NSO                275       4.44             01-Apr-03
J.P. Greeson          NSO              1,350       4.44             01-Apr-03
J.K. Grissom          NSO                800       4.44             01-Apr-03
R.T. Hebert           NSO                700       4.44             01-Apr-03
C.H. Iwasko           NSO                325       4.44             01-Apr-03
J.E. Kemble           NSO                225       4.44             01-Apr-03
D.W. Kotz             NSO                800       4.44             01-Apr-03
D.W. Kotz             NSO                509       4.44             01-Apr-05
K.A. Langston         NSO              1,500       6.50             15-Dec-07
D.R. Leblanc          NSO                900       4.44             01-Apr-03
K.D. Lee              NSO                325       4.44             01-Apr-03
R.G. Martin           NSO                362       4.44             01-Apr-05
M. Mateker            NSO              1,350       4.44             01-Apr-03
W.D. McDowell         NSO                275       4.44             01-Apr-03
W.D. McDowell         NSO                298       4.44             01-Apr-05
G. Meyers             NSO              1,000       4.44             01-Apr-03
G. Meyers             NSO                499       4.44             01-Apr-05
M.P. O'Keefe          NSO              1,550       4.44             01-Apr-03
R.J. Owen             NSO                700       4.44             01-Apr-03
L.J. Palmer           NSO                900       4.44             01-Apr-03
D.A. Pearce           NSO                325       4.44             01-Apr-03
H.R. Porterfield      NSO                900       4.44             01-Apr-03
R.W. Raiford          NSO              3,000       4.44             01-Apr-03
R.W. Raiford          NSO             58,744       4.44             19-Sept-06
R.W. Raiford          ISO            153,850       6.50             19-Sept-08
I.D. Robertson        NSO                800       4.44             01-Apr-03
T.J. Sey              NSO                300       4.44             01-Apr-03
J.S. Seelbach         NSO                300       4.44             01-Apr-03
G. Shelden            NSO                175       4.44             01-Apr-03
A. Simon              NSO                800       4.44             01-Apr-03
R.A. Spinks           NSO              1,550       4.44             01-Apr-03
R.A. Spinks           ISO                174       4.44             01-Apr-05
H.D. Springer         NSO                275       4.44             01-Apr-03
J.P. Stafford         NSO              1,550       4.44             01-Apr-03
J.C. Stewart          NSO                300       4.44             01-Apr-03
W.O. Strong           NSO              1,250       4.44             01-Apr-03
G. Van Cleve          NSO              2,000       4.44             01-Apr-03
B.A. Virnig           NSO              2,000       4.44             01-Apr-03
B.P. Walker           NSO              1,550       4.44             01-Apr-03
M.W. Barnes           NSO                700       4.44             01-Apr-03
O.B. Weeks            NSO              4,000       4.44             01-Apr-03
R.R. Welty            NSO                800       4.44             01-Apr-03

                         EXISTING DERIVATIVE SECURITIES

           NAME      TYPE      NO. OF SHARES   EXERCISE PRICE    EXPIRATION DATE
           ----      ----      -------------   --------------    ---------------
R.J. White            NSO                200       4.44             01-Apr-03
J.C. Willcox          NSO                900       4.44             01-Apr-03
J.G. Woodard          NSO                800       4.44             01-Apr-03
F. Al- Tamimi         NSO              1,704       4.44             01-Apr-05
F. Al-Tamimi          NSO            135,998       4.44             06-Aug-07
D.E. Lockwood         NSO              1,000       4.44             19-Sept-06
D. Swindler           ISO            225,225       4.44             19-Sep-06
J. Nelson             NSO             30,000       6.50             19-Sep-06
C.G. Keigley          NSO             30,000       6.50             19-Sep-06
D. Kernion            NSO             30,000       6.50             19-Sep-06
Maurice D. Duhon      NSO              1,000       6.50             16-Dec-07
Mark S. Mateker       NSO              1,000       6.50             15-Dec-07
William R. Miller     NSO              3,000       6.50             15-Dec-07
Bruce A. Virnig       NSO              1,000       6.50             15-Dec-07
William O. Allen      NSO                500       6.50             15-Dec-07
Terry D. Allen        NSO                200       6.50             15-Dec-07
Robert A. Knost       NSO                200       6.50             15-Dec-07
John P. Stafford      NSO                200       6.50             15-Dec-07
Guy VanCleve, Jr.     NSO                200       6.50             15-Dec-07
Ronald J. Chapman     NSO                200       6.50             15-Dec-07
Alice L. Colbert      NSO                200       6.50             15-Dec-07
Leroy W. Faulk, Jr.   NSO                200       6.50             15-Dec-07
Ivan D. Robertson     NSO                200       6.50             15-Dec-07
Daniel W. Kotz        NSO                200       6.50             15-Dec-07
Russell R. Welty      NSO                140       6.50             15-Dec-07
Jan T. Galloway       NSO                140       6.50             15-Dec-07
William D. McDowell   NSO                140       6.50             15-Dec-07
Halbert D. Springer   NSO                140       6.50             15-Dec-07
Jeff S. Seelbach      NSO                140       6.50             15-Dec-07
James E. Dorsey, Jr.  NSO              1,000       6.50             15-Dec-07
Richard D. Bobalik    NSO              1,000       6.50             15-Dec-07
Warren A. Thompson    NSO              1,000       6.50             15-Dec-07
Richard P. Broussard  NSO              1,000       6.50             15-Dec-07
Gerald A. Fields      NSO              1,000       6.50             15-Dec-07
Joseph A. Legleu      NSO              1,000       6.50             15-Dec-07
George A. Lowery      NSO              1,000       6.50             15-Dec-07
Donald K. Lum         NSO              1,000       6.50             15-Dec-07
Prentiss R. Penton    NSO              1,000       6.50             15-Dec-07
Kevin J. Roussel      NSO              1,000       6.50             15-Dec-07
Perry J. Wiggins      NSO              1,000       6.50             15-Dec-07
Allan S. Wise         NSO              1,000       6.50             15-Dec-07
Mark C. Conrad        NSO              1,500       6.50             15-Dec-07
Bisuddha N. Datta     NSO              1,500       6.50             15-Dec-07
Edmund-Hugo Lunde     NSO              1,500       6.50             15-Dec-07
W. Kent McAllister    NSO              1,500       6.50             15-Dec-07
Todd A. Murphy        NSO              1,500       6.50             15-Dec-07

                         EXISTING DERIVATIVE SECURITIES

           NAME      TYPE      NO. OF SHARES   EXERCISE PRICE    EXPIRATION DATE
           ----      ----      -------------   --------------    ---------------
Meredith N. Barnes   NSO              1,200        6.50            15-Dec-07
Jearald E. Brown     NSO              1,000        6.50            15-Dec-07
Dave E. Lockwood     NSO              1,000        6.50            15-Dec-07
--------------------------------------------------------------------------------
                    TOTAL         1,128,978

R.A. Marks         Warrant          232,693        62.41           17-Oct-03
W.E. Rigsby        Warrant          256,693        62.41           17-Oct-03
R.E. Mitchen       Warrant           36,000        62.41           17-Oct-03

                                  SCHEDULE 3.01
                                     to the
                      Agreement and Plan of Reorganization
                                  dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

       (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

        (2) Each Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a) except for the following:

                                      NAME
                             Blake Bergman
                             Herbert W. Fortenberry
                             Jeffrey J. Jaffurs
                             M. Duane Long
                             Michael J. Mahoney
                             Hugh E. Parsons
                             Larry Presswood
                             Gregory W. Rhodes
                             Steven V. Schindler
                             Brian J. Shawcross
                             Bryon Walker, Sr.
                             The Lawrence J. Bradford Family
                             Limited Partnership, Ltd.
                             The Olan Weeks Family Limited
                             Partnership, Ltd.

                                  SCHEDULE 3.02
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                              OEI Engineering, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

        (2) The following table sets forth the ownership of the Company's Capital Stock as of the date hereof:

                                                                      TOTAL
        NAME                                        CLASS             SHARES
        ----                                        -----             ------

STOCKHOLDERS:

   Terry D. Allen                                   Common           271,323
   Fahad Al-Tamimi                                  Common           273,606
   Blake Bergman                                    Common            14,643
   The Lawrence J. Bradford Family Limited          Common           180,000
   Partnership, Ltd.
   M.L. Burrow Family Partnership, Ltd.             Common           957,914
   Jimmie Neal Carpenter                            Common           424,344
   Ronald J. Chapman                                Common           184,557
   Gary J. Coury                                    Common            14,074
   Douglas W. Eckols                                Common           326,426
   Herbert W. Fortenberry                           Common            22,944
   David L. Hopson                                  Common           139,992
   Jeffrey J. Jaffurs                               Common            28,973
   Robert Knost                                     Common           156,225
   M. Duane Long                                    Common            24,551
   Michael J. Mahoney                               Common            30,498
   Thomas H. Noble                                  Common            83,000
   Hugh E. Parsons                                  Common            10,135
   Larry Presswood                                  Common            11,253
   Robert W. Raiford                                Common           120,000
   Gregory W. Rhodes                                Common            24,551
   Norbert C. Roobaert                              Common           237,986
   Steven V. Schindler                              Common            27,448
   Brian J. Shawcross                               Common            10,000
   David W. Smith                                   Common           141,875

                                                                      TOTAL
        NAME                                        CLASS             SHARES
        ----                                        -----             ------
   Owen Vaughn, Jr.                                 Common           181,285
   Bryon Walker, Sr.                                Common            39,599
   Lowell Walker, Sr.                               Common           183,036
   The Olan Weeks Family Limited Partnership,
   Ltd.                                             Common           300,000
--------------------------------------------------------------------------------
   SUBTOTAL FOR STOCKHOLDERS                                       4,420,238
--------------------------------------------------------------------------------
OTHER STOCKHOLDERS:
   J. Baugh                                         Common             2,250
   G. Benoit                                        Common             1,525
   R. Blanton                                       Common             5,625
   D. Canizaro                                      Common             5,625
   J. Carothers                                     Common             5,625
   R.G. Chapman                                     Common             5,625
   M. Connelly                                      Common             3,000
   D. Connelly                                      Common               500
   G. Creamer                                       Common               250
   D. Crim                                          Common             5,847
   M. Day                                           Common             1,125
   R. Dodson                                        Common               900
   M. Duhon                                         Common             2,813
   L. Faulk                                         Common             1,000
   G. Figlia-Alongi                                 Common               200
   V. Garcia                                        Common             3,000
   K. Gardner                                       Common             1,500
   T. Green                                         Common               866
   D. Gonsolin                                      Common             4,421
   F. Grisanti                                      Common             1,025
   J. Halter                                        Common             5,625
   E. Hendrix                                       Common             1,125
   C. Irwin                                         Common             1,000
   C. Iwasko                                        Common             3,000
   R. Jackson                                       Common             6,075
   J. Kemble                                        Common             5,625
   T. Kyler                                         Common             1,125
   D. LeBlanc                                       Common             3,375
   G. Long                                          Common             2,651
   R. Martin                                        Common             1,000
   M. Mateker                                       Common             5,625
   J. McLaughlin                                    Common             1,125
   R. Miller                                        Common             1,000
   H. Newman                                        Common             2,525
   A. Newman                                        Common             2,525
   M. O'Keefe                                       Common             5,694
   J. O'Neil                                        Common             1,000
   M. Owens                                         Common             1,125
   J. Palmer                                        Common             2,000

                                                                      TOTAL
        NAME                                        CLASS             SHARES
        ----                                        -----             ------
   L. Palmer                                        Common              3,500
   D. Pearce                                        Common              5,625
   J. Phillips                                      Common              1,126
   D. Robertson                                     Common              1,500
   I.D. Robertson                                   Common              5,625
   C. Roberts                                       Common              1,500
   P. Shawcross                                     Common              5,000
   J. Stafford                                      Common              5,625
   S. Stewart                                       Common              5,625
   B. Tielke                                        Common              2,253
   J. Tielke                                        Common              4,500
   G.N. VanCleve                                    Common              6,750
   J. Vilforth                                      Common                300
   B. Virnig                                        Common              9,732
   F. White                                         Common              1,125
   R. Wilson                                        Common              5,862
--------------------------------------------------------------------------------
   SUBTOTAL FOR OTHER STOCKHOLDERS                                    171,590
--------------------------------------------------------------------------------
          GRAND TOTAL                                               4,591,828
-------------------------------------------------------------------=============

        (3) No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                  SCHEDULE 3.07
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

        (2) The Stockholder is, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $10,000:

          PEI Investments, a Texas joint venture owned one-third by the Company, one-third by Michael L. Burrow and one-third by Persons who are not Stockholders, has leased the Company's corporate headquarters building in Beaumont, Texas, to the Company pursuant to the Lease Agreements between the Company and PEI Investments identified in Section 4.18(a) of the Disclosure Statement. The Company has guaranteed the loan in the outstanding principal amount as, of the Current Balance Sheet Date, of $229,916.14 from Silsbee State Bank to PEI Investments which is secured by a mortgage on the corporate headquarters building.

                                  SCHEDULE 4.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

        (2) The following Related Party Agreements will be permitted to continue in effect past the date of the Closing in accordance with their terms, subject to the following provisions of this Schedule:

          (a)  The New Employment Agreements.

          (b) Employment Agreement dated March 1, 1998, between the Company and Thomas H. Noble providing for the employment of Mr. Noble as an Executive Vice President of the Company during the term ending March 1, 2001.

          (c) Employment Agreement dated October 17, 1996, between the Company and Willie E. Rigsby providing for the employment of Mr. Rigsby as the Chairman of the Board of RPM Engineering, Inc. during the term ending October 17, 2001.

          (d) Employment Agreement dated October 17, 1996, between the Company and Robert A. Marks providing for the employment of Mr. Marks as the President of RPM Engineering, Inc. during the term ending October 17, 1999.

          (e) Employment Agreement dated January 31, 1997, between the Company and David L. Hopson providing for the employment of Mr. Hopson as the Vice President and Secretary of RPM Engineering, Inc. during the term ending January 31, 2001.

          (f) Employment Agreement dated January 31, 1997, between the Company and Norbert C. Roobaert providing for the employment of Mr. Roobaert as the President of Alliance Engineering Associates, Inc. during the term ending January 31, 2001.

          (g) The Substitute Derivative Securities issued pursuant to Section 2.07.

          (h) Lease Agreements identified in Section 4.18(a) of the Disclosure Statement, between the Company and PEI Investments, a Texas joint venture of which the Company owns a one-third interest and Michael L. Burrow or M.L. Burrow Family Partnership, Ltd. owns a one-third interest with respect to the Company's corporate headquarter building in Beaumont, Texas.

          (i) Note payable to RPM Investments Ltd., a partnership owned by certain Stockholders in the principal amount of $200,000 as of the Current Balance Sheet Date.

          (j) Contract of Sale dated July 10, 1996, between the Company and Thomas H. Noble regarding the purchase by the Company of the stock of Triangle Engineers and Construction, Inc. to the extent that the indemnity obligations in Articles V and VI of such agreement and the covenant not to compete in Article VII of such agreement have not terminated.

          (k) Covenant Not to Compete Agreement dated July 10, 1996, between Thomas H. Noble and the Company.

          (l) Stock Purchase Agreement dated October 17, 1996, between the Company and Willie E. Rigsby and Robert A. Marks regarding the purchase by the Company of RPM Engineering, Inc. to the extent that the earnout provisions of Section 1.3 of that agreement have not been fully performed and the indemnity obligations contained in Section 4 of that agreement have not terminated.

          (m)  The Alliance Agreement to the extent the indemnity obligations in
               Article IV. of such agreement have not terminated.

          (n) Creole Trading, Inc. owes Triangle Engineers and Constructors, Inc. approximately $50,000 for build-out expenses on a facility formerly occupied by Triangle and owned by an Affiliate of Thomas
               H. Noble. Creole Trading, Inc. is owned by, among others, Thomas
               H. Noble.

          (o) Allen Service Shop provides electrical maintenance services at the Executive I facility at 3105 Executive Blvd. under an oral agreement. Charges for services rendered under such oral agreement have generally cost approximately $900 per month. Allen Service Shop is owned by Terry D. Allen.

                                  SCHEDULE 6.03
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.03 are used herein as therein defined.

        (2) The Company may deviate from the restrictions in Section 6.03 with the consent in writing of OEI.

                                  SCHEDULE 6.04
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.04 are used herein as therein defined.

        (2) The Company and the Company Subsidiaries may adjust, in the ordinary course of business, present salaries of employees who are not officers or directors of the Company.

        (3) The Company may pay normal merit bonuses to employees in amounts consistent with the Company's past practices, policies and agreements.

        (4) Prior to the Closing, the Company may issue shares of Company Common Stock to the extent necessary to satisfy its obligations with respect to the exercise of any of the Outstanding Derivative Securities.

        (5) Prior to the Closing, the Company may issue shares of Common Stock to the extent necessary to satisfy the Company's obligations with respect to
Section 1.8 of the Alliance Agreement and any agreement which amends, modifies or satisfies the Company's obligations with respect to Section 1.8 of the Alliance Agreement.

                                  SCHEDULE 6.11
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.11 are used herein as therein defined.

        (2) The Company will make all arrangements and take all such actions as are necessary and satisfactory to OEI to dispose, prior to the Effective Time, of the following assets in the manner indicated below:

                                      None

                                  SCHEDULE 8.05
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.05 are used herein as therein defined.

        (2) At or within 10 days following the Effective Time, OEI will cause the following Stockholder and Other Stockholder Guarantees to be terminated:

                                             None

                                 SCHEDULE 10.01
                                     to the
                      Agreement and Plan of Reorganization
                           dated as of April 10, 1998
                                      among
                             OEI International, Inc.
                              PEI Acquisition, Inc.
                           Petrocon Engineering, Inc.
                                       and
                         the Stockholders Named Therein

        (1) Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 10.01 are used herein as therein defined.

        (2) Each of the Stockholders identified below is a Restricted Stockholder and subject to all the restrictions set forth in Section 10.01 of the captioned Agreement:

                                             None